Exhibit 10.28

AMENDMENT NO. 2 TO NOTE AND WARRANT PURCHASE AGREEMENT

This AMENDMENT NO. 2 TO NOTE AND WARRANT PURCHASE AGREEMENT (this “Amendment”), dated as of October 31, 2003, between eGain Communications Corporation, a Delaware corporation (the “Company”), and Ashutosh Roy, an individual (the “Lender”).

PREAMBLE

WHEREAS, the Company and Lender have previously entered into that certain Note and Warrant Purchase Agreement dated as of December 24, 2002 (the “Agreement”) pursuant to which Lender agreed to make certain loans to the Company evidenced by one or more subordinated secured promissory notes and pursuant to which Lender will receive warrants to purchase shares of the Company’s common stock in connection with such loans (the “Warrants”);

WHEREAS, Lender has previously loaned to the Company the amount of $2,000,000 pursuant to the Agreement and was issued a warrant to purchase shares of the Company’s common stock in connection therewith;

WHEREAS, pursuant to the Agreement, Lender was obligated to make additional loans upon the completion of certain milestones described therein in connection with which Lender would receive additional Warrants; and

WHEREAS, the Company and Lender now desire to (i) provide for an additional $2,000,000 loan under the Agreement (the “Second Loan”), even though the Company has not met the milestones initially required for such further loan; (ii) amend the Agreement to provide that only the final milestone, as amended, remains applicable to the remaining $1,000,000 available under the Agreement; and (iii) amend any additional Warrants issued under the Agreement, including the Warrant issued in connection with the Second Loan (the “Second Loan Warrant”), such that the Warrants are fully vested and expire five (5) years after issuance thereof:

NOW, THEREFORE, in consideration of the foregoing and the respective promises, covenants and agreements set forth herein:

1.    Additional Loans.    In connection with the execution of this Amendment, on or before October __, 2003, or such other time as shall be agreed by the Company and the Lender in writing (the “Second Closing”), the Company shall issue and sell to the Lender, and the Lender shall purchase from the Company, a Note in the form of the Note attached to the Agreement as Annex B. The purchase price payable by the Lender for such Note, as well as the face amount of such Note, are set forth opposite such Lender’s name on Exhibit 2.1(a) attached hereto.

2.    Milestones.    Exhibit 2.2 of the Agreement is hereby amended and restated in its entirety as set forth on Exhibit 2.2 attached hereto.

3.    Warrants – Vesting; Extension of Maturity.    Any additional Warrants issued pursuant to the Agreement, including the Second Loan Warrant, shall be identical in every respect to the form of Warrant attached as Annex E to the Agreement, except that such Warrants shall be fully exercisable during the period beginning on the date of the issuance thereof until the date which is five (5) years from the date of such issuance, and shall be void thereafter.

4.    Miscellaneous.

(a) Capitalized terms used herein but not otherwise defined herein shall have the meanings as set forth in the Agreement.

(b) Other than with respect to the amendments described in Sections 1 , 2 and 3 above, this Amendment does not modify, change or delete any other addendum, term, provision, representation, warranty or covenant (the “Provisions”) relating to or contained in the Agreement, and all such Provisions shall remain in full force and effect.

(c) This Amendment shall be construed in accordance with and shall be governed by the laws of the State of California, without regard to its laws as to conflict of laws.

(d) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(e) This Amendment and any of the provisions hereof may not be amended, altered or added to in any manner except by a document in writing and signed by the parties hereto.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

COMPANY:

eGAIN COMMUNICATIONS CORPORATION

By:	/s/ ERIC SMIT
Name: Eric Smit
Its: Chief Financial Officer

LENDER:

ASHUTOSH ROY

/s/ ASHUTOSH ROY

Signature page to

Amendment No. 1 to Note and Warrant Purchase Agreement,

dated October __, 2003.

Exhibit 2.1(a)

Second Closing Purchase Price

Purchaser	Purchase Price for Note	Face Amount of Note
Ashutosh Roy	$2,000,000	$3,524,000

Exhibit 2.2

Additional Closings

Milestone Date	Milestones	Purchase Price to be Paid by Lender for Additional Note	Face Amount of Additional Note to be Purchased at Related Additional Closing

On or before September 30, 2004	• Quarterly Net Revenues ≥ $6.40 million • Cash Balance Net of Notes ≥ $400,000 • Minimum Current Ratio ≥ 1.25 • EBDA ≥ $400,000	$1,000,000	$1,762,000

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